                                                                    EXHIBIT 10.6

                        THIRD AMENDMENT TO USE AGREEMENT


         THIS THIRD AMENDMENT TO USE AGREEMENT (hereinafter called the "Third Amendment"), made and entered into this 27th day of June, 2002, by and between Bayfront Park Management Trust, a limited agency and instrumentality of the City of Miami (the Trust), and Concorde Cruises, Inc. , a South Dakota corporation authorized to do business in the State of Florida, and the successor-in-interest, by operation of law, of Bayfront Ventures (hereinafter called the "User").

         WHEREAS, on June 19, 1997 the Board of Trustees of the Trust adopted a Resolution relating to the Trust's favorable determination to approve the transfer of the interest of Leo Equity Group, Inc., in User to Concord Gaming Corporation, which interest was subsequently transferred by Concorde Gaming Corporation to Concorde Cruises Inc. on July 6, 1998 and approved by the Trust by Transfer, Assumption and Consent to Transfer of Use Agreement dated March 28, 2000; and

         WHEREAS, on June 25, 1997 the Trust executed a Use Agreement (the "Use Agreement") which was approved by the City of Miami Commission, the U.S. Army Corps of Engineers and the Oversight Committee established by the Governor of the State of Florida; with Bayfront Ventures, a Florida joint venture consisting of Leo Group, Inc. and Goldcoast Entertainment Cruises, Inc.; and

         WHEREAS, on September 26, 1997 the Trust and User executed an Amendment To Use Agreement which, among other things, changed the Commencement Date of the Use Agreement to 12:01 A.M. on October 1, 1997; and

         WHEREAS, on March 31, 2000 Concorde Cruises Inc. purchased all of the interest owned by Gold Coast Entertainment Cruises Inc. in and to the general partnership called Bayfront Ventures, which partnership, by operation of law, was dissolved upon Concorde Cruises acquiring 100% of the interests in said partnership; and

         WHEREAS, on or about September 2001 the Trust and User executed an undated document entitled "Amendment No. 2 to Use Agreement Between Bayfront Park Management Trust and Bayfront Ventures" identified in City of Miami Resolution No. 01-879 passed and adopted September 13, 2001 which amended certain provisions of the Use Agreement relating to fueling and to charitable cruises; and

         WHEREAS, the Trust and the User wish to further modify and amend the Use Agreement as hereinafter set forth (as used in this Third Amendment the terms "Use Agreement", and "Agreement" may be used interchangeably and shall mean the Use Agreement dated June 25, 1997 and all subsequent amendments and modifications thereto, including this Third Amendment. The term "Amended Agreements" shall mean shall the Use Agreement and all amendments thereto and the Valet Parking Concession Agreement described in Section 2 herein, and all amendments thereto).


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         NOW, THEREFORE, in consideration of the premises, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to be legally bound, and hereby agree as follows:

         1. The above recitals are true and correct and are hereby incorporated and referenced as if fully set forth herein. Unless otherwise indicated, all capitalized terms used in this Third Amendment shall have the respective meanings given them in the Use Agreement, as amended.

         2. The Use Agreement is amended in the following respects:

A. Section 2, entitled "Facility" shall be amended by deleting subsection (b) in its entirety and by adding the following at the end of the section:

         "Trust agrees that the dock space situated in the southerly portion of the Park, as shown in the Site Plan, shall not be used for gaming purposes so long as the User is not in default of any of the terms of the Use Agreement, as amended, or of the Valet Parking Concession Agreement between the Trust and Bayfront Valet, L.C., dated December 8, 1998, as amended, or of the Guaranty."

B.  Section 3, entitled "Term", is hereby amended as follows:

Sub-section 3(b) shall be amended by adding the following at the end of the sub-section:

         "Notwithstanding the deadline for User's exercise of the Extension Option contained herein, User hereby elects to extend the Term for one (1) additional five (5) year term (the "Extension Term") and the Trust hereby accepts such extension."

C.  Section 4, entitled "Fees; Letter of Credit", is hereby amended as follows:

1. Sub-section 4(a) is hereby deleted in its entirety and shall now read as follows:

                  a. For the Initial Term, User shall pay the Trust fees (the "Fees") for the use of the Facility in the following annual amounts:

Contract         Use Fee -          Use Fee -      Advertising       Total
  Year           North Dock        South Dock          Fee         Annual Fee
--------         ----------        ----------      -----------     ----------
1                 $350,000          $25,000          $25,000       $  400,000
2                 $400,000          $25,000          $25,000       $  450,000
3                 $400,000          $25,000          $25,000       $  450,000
4                 $425,000          $25,000          $25,000       $  475,000
5                 $425,000          $25,000          $25,000       $  475,000

Total                                                              $2,250,000


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User shall pay One Hundred Fifty Thousand Dollars ($150,000.00) (the "Initial
Payment") on the date of the approval of this Agreement (the "Approval Date") by
(i) the U.S. Army Corps of Engineers, (ii) the Miami City Commission and (iii) the Oversight Committee established by the Governor of the State of Florida. One Hundred Thousand Dollars ($100,000.00) of the Initial Payment shall be applied to the annual fees for the first year of the Initial Term. The remaining Fifty Thousand Dollars ($50,000.00) is in consideration for the deferral of the Commencement Date to September 1,1997, as provided in paragraph 3(a). Except for the Initial Payment, User shall pay the annual fees in twelve (12) equal monthly payments of Thirty-Nine Thousand Five Hundred Eighty-Three Dollars And Thirty-Three Cents ($39,583.33). On each anniversary of the Commencement Date, User shall pay to the Trust the amount of $158,333.32, reflecting payment for the first month (October) and payment for the last three months (July, August and September) of the new Contract Year. User shall receive a credit for the last three months' payment of said Contract Year. In the event User desires to use more than Twenty-Five Thousand Dollars ($25,000.00) of annual advertising, User shall pay for the additional advertising at the Trust's prevailing rates.

2. Sub-section 4(b) is hereby deleted in its entirety and all references to the Letter of Credit contained in the Agreement are hereby voided and rendered inoperable. Sub-section 4(b) shall now read as follows:

                  b. "Attached hereto and incorporated by reference in this Agreement is a Guaranty of same date executed by Concorde Gaming Corporation, a corporation existing under the laws of the State of Colorado, in favor of the Trust and of the City of Miami wherein Concorde Gaming Corporation guarantees the performance and payment obligations of User (the "Guaranty"). Upon the expiration or other termination of each of the Amended Agreements, as defined in the Guaranty, and the payment in full and performance in full of all Indebtedness (as defined in the Guaranty) of User to Trust, Trust shall sign a release."

3. Sub-section 4(c) is hereby deleted in its entirety and shall now read as follows:

                  c. "Commencing October 1, 2003 and continuing throughout the remainder of the Extension Term, the annual Fees shall be increased annually, effective on the first day of each Contract Year, by an amount equal to two percent (2%) of the Fees payable during the preceding Contract Year. For the Additional Term the annual Fees shall be increased annually, effective on the first day of the first Contract Year of the Additional Term, by an amount equal to four percent (4%) over the Fees during the last year of the Extension Term, and on the first day of each subsequent Contract Year of the Additional Term, by an amount equal to four percent (4%) over the Fees during the preceding Contract Year of the Additional Term."

D. Section 6, entitled "Security Deposit" is hereby amended so that the sentence which reads "The Security Deposit shall secure only the non-monetary Events of Default" is hereby deleted and shall now read as follows:

         "The Security Deposit shall secure both monetary and non-monetary Events of Default."


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

E. Section 17, entitled "Approval of Vessels" is hereby deleted in its entirety and shall now read as follows:

         "The Trust shall have the right to approve the vessels docked by User at the North Dock, which approval, so long as the vessel does not exceed 260 feet in length, shall not be unreasonably withheld or delayed. The Trust confirms it has approved the "Bayfront Princess," a 230-foot yacht. User shall have only the right to operate one gaming vessel from the North Dock. User shall not be prohibited from docking other non-gaming vessels from the North Dock as long as they do not dock there overnight."

F. Section 26, entitled "Utilities" is hereby amended by adding the following at the end of the section:

         "In the event the User establishes a shore-power electric connection to provide electrical service to the Facility, the reasonable cost of the connection shall be credited to the monthly payments due from User under Section 4 above. Said credit shall be amortized over the 60 months contained within the Extension Term described in Section 3 (b) above, but shall not be refunded to User in the event of a default or earlier termination of the Use Agreement, as amended. User shall pay for all electric power consumed by User."

G. Section 32, entitled "Termination Rights" is hereby deleted in its entirety and shall now read as follows:

         32. Termination of Rights.

                  a. User shall have the right to terminate the Use Agreement, as amended, on thirty (30) days' written notice to the Trust if, because of governmental action, User is not legally permitted to operate an offshore gaming vessel. If, because of governmental action, casino gaming becomes legal in the State of Florida and User's passenger count declines to less than eighty percent (80%) of the passenger count in the prior Contract Year, User shall have the right to negotiate a just termination fee for the right to terminate the Use Agreement, as amended, which termination fee will not be less than one year's fees. User's obligation to pay any termination fee so agreed upon shall be secured by the Guaranty.

         b. Early Termination Procedure

                           (1) Provided that User is not in default under the
terms of the Amended Agreements, as defined in the Guaranty (hereinafter defined), User may at any time terminate the Use Agreement, as amended, by giving written notice of not less than twenty-four (24) months (such period, the "Notice Period") to Trust of User's intent to terminate the Use Agreement, as amended, and vacate the Facility. Notwithstanding User's termination of the Use Agreement, as amended, pursuant to this Section 32(b), User may, at User's sole option, continue to occupy the Facility for a period (the "Post-Notification Use Period") not to exceed eighteen (18) months from User's written notification to Trust of its election to terminate, during which Post-Notification Use Period User shall continue to make monthly payments to Trust


                                                                               4
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pursuant to the terms and conditions hereof, as such monthly payments come due, and shall continue to comply with all non-monetary obligations.

                           (2) Upon User's vacating the Facility after a
termination pursuant to this Section 32 (b) whether such vacating occurs (i) immediately, (ii) at some point prior to the running of the Post-Notification Use Period, or (iii) upon the running of the Post-Notification Use Period, then, throughout the remainder of the Notice Period, User shall continue to make monthly payments to Trust pursuant to the terms and conditions hereof, as such monthly payments come due, but shall have no other obligation hereunder, of any kind whatsoever, with respect to the Facility, except that User shall complete repairs, replacement and/or maintenance of any portion of the Facility commenced, or becoming due under the terms of the Use Agreement, as amended, prior to User's vacating the Facility.

                           (3) In the event that User terminates the Use
Agreement, as amended, pursuant to this Section 32 (b), User's maximum liability to Trust under the terms of the Use Agreement, as amended, shall be an amount not greater than the sum of (i) all payments remaining due under this Third Amendment and the Use Agreement, as amended, for the duration of the Notice Period; (ii) any accrued but unpaid sums owed by User to Trust with respect to payments already due; (iii) full compliance by User of all non-monetary obligations while User is in possession of the Facility, and (iv) upon User's vacating the Facility, the value of any repairs, replacements and/or maintenance to the Facility commenced and not completed, or becoming due under the terms of the Use Agreement, as amended, prior to User's vacating the Facility.

H. Section 35 entitled "Notices" is hereby amended to provide notices to the following individuals:

                        As to User:

                        Concorde Cruises, Inc., a South Dakota corporation c/o Mr. Jerry Baum
                        3290 Lien Street
                        Rapid City, South Dakota 57702

                        With a copy to:

                        Lucia A. Dougherty, Esq.
                        Greenberg Traurig
                        1221 Brickell Avenue, 22nd Floor
                        Miami, Florida 33131

                        As to the Trust:

                        Mr. Timothy F. Schmand
                        Interim Executive Director
                        301 North Biscayne Boulevard
                        Miami, Florida 33132


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

                        With a copy to:

                        Mr. Carlos Jimenez, City Manager
                        City of Miami
                        444 S.W. 2 Avenue
                        10th Floor
                        Miami, Florida 33130

I. The amendments contained herein shall apply and take effect retroactively to October 1, 2001.

J. Except as specifically provided herein, all of the terms and provisions of the Use Agreement, as amended, shall remain in effect.


                                    USER

                                    Concorde Cruises, Inc., a South Dakota
                                    corporation, authorized to do business in the State of Florida


                                    By /s/ Jerry Baum
                                       -----------------------------------------
                                       Jerry Baum, President

SECRETARY

--------------------------------
Printed Name:

WITNESSES:

/s/ Mary A. Stadel
--------------------------------
Printed Name:  Mary A. Stadel
              ------------------

/s/ Linda L. Gibbs
--------------------------------
Printed Name:  Linda L. Gibbs
              ------------------
                                    TRUST

ATTEST: Bayfront Park Management Trust, a limited agency and instrumentality of the City of Miami, by and through its Board of Directors


/s/ CM Maen                         By: /s/ Timothy Schmand
--------------------------------        ----------------------------------------
                                        Timothy Schmand, Interim Director

                                    this 27th day of June, 2002


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

APPROVAL OF THE CITY OF MIAMI

                                           THE CITY OF MIAMI,
                                           A municipal corporation of the
                                           State of Florida,
Witnesses:

/s/ GM Maen                                By: /s/ Carlos Gimenez
----------------------------------------      ----------------------------------
Printed Name:  GM Maen                        Carlos Gimenez, City Manager
              --------------------------

/s/ Simon Feeco
----------------------------------------
Printed Name:  Simon Feeco
              --------------------------

ATTEST:

By:  /s/ Priscilla A. Thompson
    ------------------------------------
    Priscilla A. Thompson, City Clerk

APPROVED AS TO INSURANCE                   APPROVED AS TO FORM AND
REQUIREMENTS:                              CORRECTNESS:

By: /s/ Sue Weller                         By: /s/ Alejandro Vilarello
    ------------------------------------      ----------------------------------
    Sue Weller,                               Alejandro Vilarello, City Attorney
    Acting Risk Management Administrator
    Department of General Services
    Administration


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